MOLINA CORP.

                              CONSENT OF DIRECTORS

                Board Resolutions for Migratory Merger to Nevada

         Pursuant to the Florida Revised Statutes, the undersigned directors of Molina Corp. ("Molina", "Corporation"), a Florida corporation, comprising all the directors of the Corporation, consent to the following resolutions:

         RESOLVED, that it is in the best interests of the Corporation and its shareholders to effect a tax-free reorganization under Section 368(a) (1)(F) of the Internal Revenue Code to change the state of incorporation of the Corporation from Florida to Nevada by means of a merger on a tax-free basis;

         RESOLVED FURTHER, that the Agreement and Plan of Merger ("Merger Agreement") between the Corporation and Centaur Technologies, Inc., a Nevada corporation, a copy of which has been provided to each director, and all actions required thereby are hereby approved subject to receipt of shareholder approval of the plan of merger; however, the officers of the Corporation are authorized to make such nonsubstantive changes and amendments to said agreement as they deem necessary or advisable with the advice of counsel;

         RESOLVED FURTHER, that the Plan of Merger be submitted to a vote of the shareholders of the Corporation at a meeting thereof to be held on July 31, 1998, and that the secretary of the Corporation shall promptly prepare and give due notice of such meeting in accordance with the provisions of the bylaws of the Corporation and such other law as may be applicable under the circumstances;

         RESOLVED FURTHER, that all agreements governing or applying to the Corporation's capital shares shall continue to apply to shares received in the merger reorganization;

         RESOLVED FURTHER, that the officers of the Corporation are hereby authorized and directed to take all actions, including the filing, execution, and delivery of any and all articles, documents, certificates or instruments, amendments to articles, documents, certificates or instruments, and to do or cause to be done any and all acts which may be deemed necessary or desirable to effect the foregoing resolutions and transactions.

BOARD OF DIRECTORS:

/s/ Herdev S. Rayat
------------------------------------------
Herdev S. Rayat

/s/ Wes Janzen
------------------------------------------
Wes Janzen

/s/ Wes Kroeker
------------------------------------------
Wes Kroeker

                          ACTION BY WRITTEN CONSENT OF
                                THE DIRECTORS OF
                           CENTAUR TECHNOLOGIES, INC.

                              A Nevada corporation

         In accordance with Section 92A.190 of the Nevada Revised Statutes, the undersigned, constituting all the directors of Centaur Technologies, Inc., a Nevada corporation (the "Corporation"), no shares having yet been issued or paid for in the Corporation, hereby unanimously adopt the following resolutions:

         RESOLVED, that the Bylaws in the form attached are hereby adopted as the Bylaws of the Corporation. That these Bylaws are those used by Molina Corp., a Florida Corporation.

         RESOLVED, that the fiscal year of the Corporation shall be December 31.

         RESOLVED, that the following listed persons are elected to the respective offices of the Corporation shown opposite their names below, effective immediately, to serve at the pleasure of the Board or until their respective successors are duly elected and qualified:

                  Herdev S. Rayat           President
                  Wes Janzen                Secretary, Treasurer

         RESOLVED, that the President and Secretary of the Corporation are authorized to open such bank accounts (including certificates or other time deposit accounts) as they deem to be in the Corporation's best interests and the Secretary is authorized to certify as to the passage of all Board resolutions required to open such accounts.

         RESOLVED, that it is in the best interests of the Corporation to effect a reorganization under Section 368(a)(1)(F) of the Internal Revenue Code to change the state of incorporation of Molina Corp., a Florida corporation, from Florida to Nevada by means of a merger into the Corporation on a tax-free basis;

         RESOLVED FURTHER, that the Agreement and Plan of Merger between the Corporation and Molina Corp., a Florida corporation, a copy of which is attached hereto, and all actions required thereby are hereby approved, provided that the officers of the Corporation are authorized to make such nonsubstantive changes and amendments to said agreement as they deem necessary or advisable with the advice of counsel;

         RESOLVED FURTHER, that all agreements governing or applying to the Florida corporation's capital shares shall continue to apply to shares of this Corporation issued in exchange therefor in the merger;

         RESOLVED FURTHER, that the Corporation hereby takes all steps necessary or appropriate to assuming the liabilities and obtaining the assets and benefits of the Florida corporation;

         RESOLVED that the officers of the Corporation are hereby authorized and directed to take all actions, including the filing, execution, and delivery of any and all applications, articles, documents, certificates or instruments, amendments to applications, articles, documents, certificates or instruments and to do or cause to be done any and all acts which may be deemed necessary or desirable to effect the foregoing resolutions and transactions.

BOARD OF DIRECTORS:


/s/ Herdev S. Rayat
------------------------------------------
Herdev S. Rayat

/s/ Wes Janzen
------------------------------------------
Wes Janzen

/s/ Wes Kroeker
------------------------------------------
Wes Kroeker

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER made as of the 31th day of July, 1998 by and between Molina Corp., a Florida corporation (hereinafter referred to as "Old Company" or as a "Constituent Corporation") ("Molina"), and Centaur Technologies, Inc., a Nevada corporation (hereinafter referred to as "New Company" or as a "Constituent Corporation") ("Centaur").

         WHEREAS, Old Company has determined that it is in the best interest of Old Company to change the state of its incorporation from the State of Florida to the State of Nevada; and

         WHEREAS, Old Company has caused New Company to be formed and desires to merge with and into New Company for the purpose of accomplishing such change, and New Company desires to merge with Old Company pursuant to Nevada Revised Statutes ss.92A.190, no shares having been issued by New Company (the "Merger"), upon the terms, and subject to the conditions, set forth in this Agreement and Plan of Merger (hereinafter called the "Agreement") in accordance with the laws of the State of Nevada and the State of Florida; and

         WHEREAS, the authorized capital stock of Old Company consists of one hundred million (100,000,000) shares of common stock, par value $0.00001 per share (hereinafter called the "Old Company Common Stock"), of which ninety-nine thousand ninety-two (99,092) shares are issued and outstanding (as may hereafter be adjusted for any change in the number of shares of Old Company Common Stock) and one million (1,000,000) shares of preferred stock (hereinafter called the "Old Company Preferred Stock"), par value $0.001 per share, of which zero (0) shares are issued and outstanding; and

         WHEREAS, the authorized capital stock of New Company consists of one hundred million (100,000,000) shares of common stock, $0.00001 par value (hereinafter called the "New Company Common Stock"), and one million (1,000,000) shares of preferred stock, par value $0.001 per share (hereinafter called the "New Company Preferred Stock"), none of which shares are outstanding as of the date hereof, and

         WHEREAS, the Boards of Directors of Old Company and New Company by resolutions duly adopted have approved the terms of this Agreement and Plan of the Merger and have directed the submission of this Agreement to the stockholders of Old Company for approval;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants, and provisions herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1 At the Effective Time as defined in Section 4.1 hereof, Old Company shall be merged with and into New Company which shall be the surviving corporation and New Company at such time shall merge Old Company with and into New Company. The corporate existence of New Company with all its purposes, powers, and objects shall continue unaffected and unimpaired by the Merger and New Company as it shall be constituted after the Effective Time is herein called the "Surviving Corporation." The Surviving Corporation shall, from and after the Effective Time, possess all of the rights, privileges, powers, and franchises of a public, as well as a private, nature and be subject to and liable for all the restrictions, disabilities, debts, liabilities, obligations, penalties and duties of each of the Constituent Corporations and all of the rights, privileges, powers, and franchises of each of the Constituent Corporations in all property, real, personal, or mixed, and all debts due either of the Constituent Corporations on whatever account, including stock subscriptions and other things in action and all or every other interest of or belonging to either of the Constituent Corporations shall be vested in the Surviving Corporation without further act or deed; and the title to any real estate, whether vested by deed or otherwise in either of the Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger, and no liability or obligation due or to become due at the Effective Time or any claim or demand for any cause then existing or action or proceeding pending by or against either of the Constituent Corporations or any shareholder, officer or director thereof shall be released or impaired by the Merger; and all rights of creditors and liens upon property, of either of the Constituent Corporations, shall be preserved unimpaired, all in accordance with, and with the effect stated in Section 92A.250 of the Nevada Revised Statutes, as amended. The separate existence and corporate organization of Old Company shall cease upon the Effective Time and thereupon Old Company and New Company shall be a single corporation, New Company.

         1.2 If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any further assignment, assurances in law, or any other things are necessary or desirable to vest, perfect, or confirm of record or otherwise in the Surviving Corporation, the title to any property or right of Old Company acquired or to be acquired by reason of or as a result of the Merger, Old Company and its proper officers and directors will, upon notice, execute and deliver such proper deeds, assignments, and assurances reasonably requested by the Surviving Corporation and do all things necessary or advisable to vest, perfect, or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the intent and purposes of this Agreement and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Old Company or otherwise to take any and all such action.

                                   ARTICLE II
                   ARTICLES OF INCORPORATION; BYLAWS; BOARD OF
                               DIRECTORS; OFFICERS

         2.1 The Articles of Incorporation of New Company as in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until the same shall be amended as provided by law.

         2.2 The Bylaws of New Company as in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until the same shall thereafter be altered, amended, or repealed in accordance with law, the Articles of Incorporation of the Surviving Corporation, or said Bylaws.

         2.3 From and after the Effective Time the officers and directors of Old Company immediately prior to the Effective Time shall serve in their respective capacities as the officers and directors of the Surviving Corporation, each to serve until his respective successor shall have been duly elected and qualified.

         2.4 The laws which are to govern the Surviving Corporation are the laws of the State of Nevada.


                                   ARTICLE III
                              CONVERSION OF SHARES

         3.1 At the Effective Time each one (1) share of Old Company Common Stock issued and outstanding immediately prior to the Effective Time then held by each Old Company shareholder of record shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one (1) share of New Company Common Stock. At the Effective Time, each one (1) share of Old Company Preferred Stock issued and outstanding prior to the Effective Time then held by each Old Company shareholder of record shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one (1) share of New Company Preferred Stock..

         3.2 All agreements of any kind governing the Old Company Common Stock are adopted by New Company at the Effective Time and shall apply to and burden and benefit the New Company Common Stock.

         3.3 Within a reasonable time after the Effective Time, each holder of Old Company Common Stock prior to the Merger shall surrender to the Surviving
Corporation each certificate (the "'Certificates"') representing such Old Company Common Stock prior to the Merger and shall receive in exchange therefor a certificate or certificates representing the shares of stock of the Surviving Corporation into which such Old Company Common Stock shall have been converted. Except as otherwise provided by law, at and after the Effective Time, each holder of a Certificate shall cease to have any rights as a shareholder of Old Company, except for the right to surrender such Certificate in exchange for shares of stock of the Surviving Corporation as provided herein.


                                   ARTICLE IV
                           PROCEDURE TO EFFECT MERGER

         4.1 The term "Effective Time" as used herein shall mean the time on the day on which this Agreement shall become effective in accordance with the laws of the State of Nevada. Each of the Constituent Corporations hereby agrees to do promptly all of such acts, and to take promptly all such measures as may be appropriate to enable it to perform as early as practicable the covenants and agreements herein provided to be performed by it.

         4.2 This Agreement may be terminated by the mutual consent of the Boards of Directors of the Constituent Corporations whether before or after approval of this Agreement by the stockholders of Old Company.

         4.3 A copy of this Agreement or Articles of Merger with respect thereto shall be filed in the office of the Secretary of State of the State of Nevada and in the office of the Secretary of State of the State of Florida. Duplicate copies of this Agreement, certified by the appropriate authorities, if necessary or desirable, shall be filed or recorded in such other offices or places as shall be required by the laws of the State of Nevada and the State of Florida.


                                    ARTICLE V
                                  MISCELLANEOUS

         5.1 This Agreement may be executed in several counterparts each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument representing the agreement between the parties hereto.

         5.2 Except as otherwise provided in this Agreement, nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the Constituent Corporations or their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

         5.3 This Agreement and legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Nevada.

         IN WITNESS WHEREOF, each of the Constituent Corporations has caused this Agreement and Plan of Merger to be signed in its corporate name by its duly authorized officers all as of the date first above written.

                                                 Centaur Technologies, Inc.
                                                 a Nevada corporation
                                                 214-1628 West 1st Avenue
                                                 Vancouver, B.C.  V6J 1G1 Canada


                                                 By: /s/ Herdev S. Rayat
                                                     ---------------------------
                                                     President

ATTEST:

/s/ Wes Janzen
-------------------------------------
Secretary

                                                 Molina Corp.
                                                 a Florida corporation
                                                 214-1628 West 1st Avenue
                                                 Vancouver, B.C.  V6J 1G1 Canada


                                                 By: /s/ Herdev S. Rayat
                                                     ---------------------------
                                                     President
ATTEST:

/s/ Wes Janzen
---------------------------------------
Secretary

     I, Wes Janzen, Secretary of Centaur Technologies, Inc., a Nevada corporation organized and existing under the laws of the State of Nevada, hereby certify, as such secretary, that the Agreement and Plan of Merger to which this certificate is attached, after having first being duly signed on behalf of the said corporation and having been signed on behalf of Molina Corp., a corporation of the State of Florida, was duly adopted pursuant to Section 92A.190 of the Nevada Revised Statutes, without any vote of the stockholders of the surviving corporation; and that no shares of the corporation were issued prior to the adoption by the Board of Directors of the surviving corporation of the resolution approving the Agreement and Plan of Merger, and that Section 92A.190 of the Nevada Revised Statutes, is applicable; and that the Agreement and Plan of Merger was adopted by action of the Board of Directors of said Centaur Technologies, Inc., a Nevada corporation, and is the duly adopted agreement and act of the said corporation.

         WITNESS  my  hand  on this 19th  day of  February, 1999.


                                             /s/ Wes Janzen
                                            ------------------------------------
                                            Secretary

                               ARTICLES OF MERGER
                                       OF
                                  MOLINA CORP.
                             a Florida corporation,
                                      INTO
                           CENTAUR TECHNOLOGIES, INC.
                              a Nevada corporation,


         Pursuant to the Florida Revised Statues  ss.607.1105 and Nevada Revised
Statutes  ss.92A.190,   the  undersigned   corporations,   by  and  through  the
undersigned officers, hereby set forth the following Articles of Merger:

1. Plan of Merger. The Plan of Merger is set forth on Exhibit A attached hereto and is incorporated herein by this reference. Centaur Technologies, Inc., a Nevada corporation, is the Surviving Corporation.

2. Addresses. Molina Corp. and Centaur Technologies, Inc. each have their corporate headquarters located at 214-1628 West 1st Avenue, Vancouver, B.C. V6J 1G1 Canada. The Statutory Agent for Centaur Technologies, Inc., the Surviving corporation, is National Registered Agents, Inc. of Nevada, 400 West King Street, Carson City, Nevada, 89703.

3. Outstanding Shares. The number of shares outstanding for each corporation named in the plan of merger was as follows:

Common Stock

         Molina Corp., a Florida corporation                             99,092

         Centaur Technologies, Inc., a Nevada corporation                     0
         --------------------------                                    --------

Preferred Stock

         Molina Corp., a Florida corporation                                  0

         Centaur Technologies, Inc., a Nevada corporation                     0
         --------------------------                                    --------

4. Approvals. All issued and outstanding shares of Molina Corp., a Florida corporation, were voted in favor of the plan of merger. There are no shareholders of Centaur Technologies, Inc., a Nevada corporation.

5. Agreements. The Surviving Corporation hereby agrees that:

         (a) it may be served with process in the State of Florida in any proceeding for the enforcement of any obligation of the disappearing corporation and in any proceeding for the enforcement of the rights of a dissenting shareholder of such disappearing corporation against the Surviving Corporation;

         (b) the Florida Department of State may accept service in any such proceeding on behalf of the Surviving Corporation, or service may be had on this Corporation's agent as appointed in its application for authority to do business in the state of Florida; and

         (c) it will pay to any dissenting shareholder of the disappearing corporation the amount, if any, to which such dissenting shareholder may be entitled under the provisions of ss. 607.1302 of the Florida Revised Statues, as amended, and of Nevada Revised Statutes ss.92A.380.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 19th day of February, 1999.

                                                      Molina Corp.,
                                                      a Florida corporation


                                                      By: /s/ Herdev S. Rayat
                                                         -----------------------
                                                                       President

                                                      By: /s/ Wes Janzen
                                                         -----------------------
                                                                       Secretary

                                                      Centaur Technologies, Inc.
                                                      a Nevada corporation


                                                      By: /s/ Herdev S. Rayat
                                                         -----------------------
                                                                       President

                                                      By: /s/ Wes Janzen
                                                         -----------------------
                                                                       Secretary
PROVINCE OF BRITISH COLUMBIA        )
                                    )ss.
County of ______________            )

     On this, the 19th day of February, 1999, before me, the under signed Notary Public, personally appeared Herdev S. Rayat and Wes Janzen, the President and Secretary of Molina Corp., a Florida corporation, and acknowledged to me that they, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by themselves as such officers.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                           /s/
                                           -------------------------------------
                                           Notary Public

My Commission Expires:
---------------------

PROVINCE OF BRITISH COLUMBIA        )
                                    )ss.
County of ______________            )


     On this, the 19th day of February, 1999, before me, the under signed Notary Public, personally appeared Herdev S. Rayat and Wes Janzen, the President and Secretary of Centaur Technologies, Inc., a Nevada corporation, and acknowledged to me that they, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by themselves as such officers.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                           /s/
                                           -------------------------------------
                                           Notary Public

My Commission Expires:

---------------------